Exhibit 99.1

Altiris Reports Strong Fourth Quarter and Fiscal Year 2004 Financial Results

SALT LAKE CITY – January 31, 2005 – Altiris, Inc. (Nasdaq: ATRS), a pioneer of IT lifecycle management solutions that reduce the total cost of owning information technology, today announced financial results for the fourth quarter and fiscal year ended December 31, 2004.

For the fourth quarter, the Company reported total revenue of $48.4 million, an increase of 60 percent over $30.3 million reported in the fourth quarter of 2003 and an increase of 19 percent over $40.7 million reported in the third quarter of 2004. Net income for the fourth quarter was $6.5 million, or $0.23 per diluted share, including charges of $1.5 million related to amortization of acquired intellectual property, $693,000 of amortization of intangible assets, and $157,000 in stock-based compensation. This compares to net income of $4.4 million, or $0.16 per diluted share, reported in the fourth quarter of 2003, and net income of $3.4 million, or $0.12 per diluted share, reported in the third quarter of 2004.

On a pro forma basis, the Company reported net income of $7.9 million, or $0.28 per diluted share, for the fourth quarter of 2004, excluding the above-mentioned charges and applying a tax rate of 35 percent. This compares to pro forma net income of $4.0 million, or $0.15 per diluted share, reported in the fourth quarter of 2003, and pro forma net income of $5.2 million, or $0.19 per diluted share, reported in the third quarter of 2004.

For calendar year 2004, the Company reported revenue of $166.6 million, which represents a 68 percent increase over $99.3 million in revenue reported in calendar year 2003. In addition, the Company reported net income for common shares of $16.7 million, or $0.61 per diluted share, which compares to a net income for common shares of $13.7 million, or $0.57 per diluted share, for calendar year 2003. On a pro forma basis, the Company reported net income of $23.2 million, or $0.84 per diluted share, for calendar year 2004, which excludes $8.2 million in charges related to the amortization of acquired intellectual property, amortization of intangible assets, write-off of in-process research and development, and stock-based compensation. For 2003, the Company reported pro forma net income of $12.0 million, which excludes charges of $3.3 million related to the amortization of acquired intellectual property, amortization of intangible assets, write-off of in-process research and development and stock-based compensation.

“We are pleased to report strong financial results and continued momentum across our business in the fourth quarter of 2004,” commented Greg Butterfield, CEO of Altiris. “Throughout the quarter, we expanded our strategic relationships to include hardware vendors like Cisco and Intel. In addition, we strengthened our relationships and posted record revenue results with existing partners HP, Dell and Fujitsu Siemens. We continued to deepen our strategic relationships withVAR and systems integrator partners. “Importantly in the quarter, we completed the acquisition of Tonic Software, a privately held software company headquartered in Austin, TX. With this technology, Altiris will offer customers heterogeneous server monitoring and diagnostics capabilities, extending our lead in comprehensive, value-priced IT lifecycle management for both servers and clients.”

“The fourth quarter wraps up a highly successful year for Altiris where we executed to our business and operational goals. We significantly advanced our market position with the introduction of our solutions on the Altiris 6.0 platform, and furthered our global presence through key marketing events like ManageFusion. We continue to be recognized by industry experts and customers for our innovative solutions and best in class products that solve customer problems, and save money. As we enter 2005, we will remain focused on solving our clients’ most critical needs, advancing our partnerships and executing on our business model,” concluded Butterfield.

Earnings Call Information

Altiris, Inc. will broadcast a conference call discussing the company’s fourth quarter results on Monday, January 31, 2005 beginning at 5:00 p.m. Eastern Time. A live Webcast of the call will be available from the Investor Relations section of the company’s corporate website at http://phx.corporate-ir.net/phoenix.zhtml?c=131071&p=irol-irhome. For those unable to listen to the live Webcast, a replay of the call will also be available on the Altiris Website, or by dialing 800-405-2236 and entering passcode 11021485.

Pro Forma Financial Measures

In this earnings release and during our earnings conference call and Webcast to be broadcast on January 31, 2005 as described above, we use or plan to discuss certain pro forma financial measures, which may be considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. A reconciliation between pro forma and GAAP measures can be found in the accompanying tables and on the Investor Relations Section of our website at www.altiris.com. We believe that, while these pro forma measures are not a substitute for GAAP results, they provide a basis for evaluating the Company’s cash requirements for ongoing operating activities. These pro forma measures have been reconciled to the nearest GAAP measure as required under SEC rules regarding the use of non-GAAP financial measures. We compute pro forma net income by adjusting GAAP net income before taxes for amortization of acquisition-related intellectual property, amortization of other acquired intangible assets such as customer lists and work force and stock-based compensation. In addition, we used a pro-forma tax rate of 35 percent and 38 percent for the fourth quarter of 2004 and 2003, respectively. This compares to a GAAP effective tax rate for the same quarters of 34 percent and 26 percent, respectively.

About Altiris

Altiris, Inc. is a pioneer of IT lifecycle management software that allows IT organizations to easily manage desktops, notebooks, thin clients, handhelds, industry-standard servers,

and heterogeneous software including Windows, Linux and UNIX. Altiris automates and simplifies IT projects throughout the life of an asset to reduce the cost and complexity of management. Altiris client and mobile, server, and asset management solutions natively integrate via a common Web-based console and repository. For more information, visit www.altiris.com.

Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding positive momentum and strategic relationships, new product capabilities and products resulting from the acquisition of Tonic Software, and our continuing focus on solving customer needs, advancing partnerships and executing on our business model in 2005. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, but not limited to, fluctuations in our future quarterly revenue and operating results, any deterioration of our relationships with HP, Dell, Fujitsu Siemens Computers, Microsoft and other OEMs, VARs, systems integrators, and direct sales channels, our inability to compete effectively in the market, a general downturn in economic conditions, disruptions in our business and operations as a result of acquisitions, adverse changes in IT spending trends, our failure to expand our distribution channels and customer base, the length and complexity of our product sales cycle, increased competition, difficulties and delays in product development, reduced market acceptance of our products and services, unfavorable litigation results, our failure to continue to meet the sophisticated and changing needs of our customers, risks inherent in doing business internationally, our inability to implement and maintain adequate internal systems and effective internal control over financial reporting, changes in relevant accounting standards and securities laws and regulations, and such other risks as identified in our Quarterly Report on Form 10-Q for the period ended September 30, 2004 as filed with the Securities and Exchange Commission and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements.

Altiris contact:	Investor contacts:

Susan Richards Altiris Inc. 801-805-2783 srichards@altiris.com	Erica Abrams, VanessaLehr The Blueshirt Group for Altiris 415-217-7722 erica@blueshirtgroup.com vanessa@blueshirtgroup.com

Altiris, Inc.

Consolidated Balance Sheets

(Unaudited)

(in 000’s)

	December 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and marketable securities	$183,447	$139,031
Accounts receivable, net	40,056	23,479
Prepaid expenses and other current assets	4,171	4,131
Deferred tax asset	1,051	853

Total current assets	228,725	167,494
Property and equipment, net	5,713	4,517
Intangible assets, net	26,516	22,951
Goodwill	16,425	15,698
Other assets	157	128

Total Assets	$277,536	$210,788

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	994	1,008
Accounts payable	2,661	2,769
Accrued salaries and benefits	12,106	7,220
Other accrued expenses	13,359	4,172
Deferred revenue	38,007	21,620

Total current liabilities	67,127	36,789
Capital lease obligations, net of current portion	871	818
Deferred tax liability, non-current	2,049	1,922
Deferred revenue, non-current	4,689	4,409

Total liabilities	74,736	43,938

Stockholders’ equity:
Common stock	3	3
Additional paid in capital	195,381	177,185
Deferred compensation	(255)	(899)
Accumulated other comprehensive income	444	58
Retained earnings (Accumulated deficit)	7,227	(9,497)

Total stockholders’ equity	202,800	166,850

Total liabilities and stockholders’ equity	$277,536	$210,788

Altiris, Inc.

Consolidated Statements of Operations

(Unaudited)

(in 000’s, except per share data)

	Three Months Ended December 31		Twelve Months Ended December 31
	2004	2003	2004	2003
Revenue:
Software	$30,555	$20,329	$105,601	$64,787
Services	17,879	9,996	60,964	34,552

Total revenue	48,434	30,325	166,565	99,339

Cost of revenue:
Software	322	215	1,162	1,009
Amortization of acquired intellectual properties	1,498	357	4,907	824
Services	5,876	3,530	20,654	10,970

Total cost of revenue	7,696	4,102	26,723	12,803

Gross profit	40,738	26,223	139,842	86,536

Operating expenses:
Sales and marketing	19,282	12,032	65,643	39,035
Research and development	7,841	6,817	31,414	24,264
General and administrative	4,533	2,368	14,718	7,960
Amortization of intangible assets	693	221	2,725	262
Write-off of in-process research and development	—	910	—	910
Stock-based compensation	157	337	613	1,322

Total operating expenses	32,506	22,685	115,113	73,753

Income from operations	8,232	3,538	24,729	12,783
Other income, net	1,613	1,018	2,647	3,187

Income before income taxes	9,845	4,556	27,376	15,970
Provision for income taxes	(3,296)	(168)	(10,652)	(1,952)

Net income	$6,549	$4,388	$16,724	$14,018

Basic net income per share	$0.24	$0.17	$0.63	$0.62

Diluted net income per share	$0.23	$0.16	$0.61	$0.58

Basic shares	26,997	25,708	26,612	22,787

Diluted shares	27,967	27,221	27,539	24,054

PRO FORMA ADJUSTMENTS
GAAP income before income taxes	$9,845	$4,556	$27,376	$15,970
Add back:
Amortization of acquired intellectual properties	1,498	357	4,907	824
Amortization of intangible assets	693	221	2,725	262
Write-off of in-process research and development	—	910	—	910
Stock-based compensation	157	337	613	1,322

Pro forma income before income taxes	12,193	6,381	35,621	19,288
Pro forma provision for income taxes (35% for 2004, 38% for 2003)	(4,268)	(2,425)	(12,467)	(7,329)

Pro forma net income	$7,925	$3,956	$23,154	$11,959

Pro forma net income per share:
Basic	$0.29	$0.15	$0.87	$0.52

Diluted	$0.28	$0.15	$0.84	$0.50

Shares used to compute pro forma net income per share:
Basic	26,997	25,708	26,612	22,787

Diluted	27,967	27,221	27,539	24,054